Exhibit 99.1

NEWS RELEASE
Contact: Alliance Data Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com	Epsilon Jessica Nable – Media 212.457.7135 jnable@epsilon.com

NOT-FOR-PROFIT EDUCATIONAL TRAVEL LEADER ROAD SCHOLAR SELECTS EPSILON FOR DATABASE MARKETING SERVICES

Epsilon to Host Comprehensive Marketing Database in Support of Campaign Execution Across Marketing Channels

DALLAS, Texas (Jan. 17, 2013) – Road Scholar, a not-for-profit organization providing adults with educational travel opportunities around the globe, has signed a new multiyear agreement with Epsilon, an Alliance Data (NYSE: ADS) company. Epsilon will host Road Scholar’s marketing database of millions of educational traveler and donor records to enable more effective communications across marketing channels including direct mail and email.

Road Scholar’s mission is to inspire adults to learn, discover and travel. Their learning adventures engage expert instructors, provide extraordinary access, and stimulate discourse and friendship among people for whom learning is the journey of a lifetime. Since inception, more than 5 million people have enrolled in their 6,500 iconic educational adventures offered annually in 50 states and 150 countries around the world. Road Scholar educational adventures are created by Elderhostel, Inc., the not-for-profit world leader in lifelong learning since 1975.

Under the terms of the new multiyear agreement, Epsilon will develop and host a robust marketing database containing millions of participants, inquirers and donors. The database will support marketing campaign execution through channels such as direct mail and email in an effort to reach targeted Road Scholar households with relevant information. Road Scholar relies on hundreds of marketing campaigns each year to reach its core audience including communications such as newsletters, catalogs, emails and triggered messages based on specific actions. The database that Epsilon is providing will streamline these efforts and help Road Scholar improve communications through better segmentation and targeting.

“Epsilon is a leader in the database marketing space with extensive knowledge of both the nonprofit and travel industries and we are confident that they will help us achieve our goals,” said Mei Jones, director of customer relationship management at Road Scholar. “We are focused on improving our customer contact strategy and the right platform and partner will be essential to these efforts. As we strive to build more meaningful relationships with our participants by delivering valuable and timely information, the database infrastructure hosted by Epsilon will fuel these connections and uncover new opportunities for our organization.”

“From our earliest days as a marketing company, Epsilon has served nonprofit and travel organizations. Our newest client, Road Scholar, blends our passion and expertise for both of these industries,” said Bryan Kennedy, chief executive officer of Epsilon. “The educational-oriented travel programs that Road Scholar hosts are truly exceptional, uncovering not only new exciting destinations but also insightful knowledge about unique locations. By investing in their database technology, Road Scholar is committing to more relevant and insightful conversations with travelers.”

About Epsilon
Epsilon is the global leader in delivering direct-to-customer connections that drive business performance. Epsilon's integrated solutions leverage the power of rich transactional and demographic marketing data, strategic insights, analytics, award-winning creative and robust digital and database marketing technologies to connect brands with consumers both online and offline, increasing engagement to generate measurable marketing outcomes.  Founded in 1969, Epsilon works with over 2,000 global clients and employs nearly 4,800 associates in 61 offices worldwide. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Road Scholar
Not-for-profit Road Scholar’s mission is to inspire adults to learn, discover and travel. Our learning adventures engage expert instructors, provide extraordinary access, and stimulate discourse and friendship among people for whom learning is the journey of a lifetime. Since inception, more than 5 million people have enrolled in our 6,500 iconic educational adventures offered annually in 50 states and 150 countries around the world.

Road Scholar educational adventures are created by Elderhostel, Inc., the not-for-profit world leader in lifelong learning since 1975. To learn more, please visit our website at www.roadscholar.org/press.

About Alliance Data
Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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